UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM N-CSR

CERTIFIED SHAREHOLDER REPORT OF REGISTERED MANAGEMENT
INVESTMENT COMPANIES

Investment Company Act file number

811-21853

Northern Lights Variable Fund Trust

(Exact name of registrant as specified in charter)

450 Wireless Blvd.,  Hauppauge, NY    11788

(Address of principal executive offices)

(Zip code)

Emile Molineaux, Gemini Fund Services, LLC.

450 Wireless Blvd., Hauppauge, NY 11788

(Name and address of agent for service)

Registrant's telephone number, including area code:

631-470-2616

Date of fiscal year end:

12/31

Date of reporting period: 12/31/08

Item 1.  Reports to Stockholders.

Annual Report

December 31, 2008

A series of the Northern Lights Variable Trust

Dent Strategic Portfolio Fund

Letter to Shareholders

Year end, 2008

The only good news out of the fourth quarter of 2008 was that our fund, designed to invest based on momentum, sat out most of the quarter.  Our models showed nothing worth buying in both November and December, so we remained in cash.  While we did not post gains during those two months, we also were able to side step some of the large declines.

Our fund began on May 1st of 2008, so it only had a partial year of operations.  The fund suffered declines due to the severe economic conditions around the world.  Our losses were limited when compared to the US equity markets because our investment model correctly identified the greater risk inherent in the markets.

One of the pitfalls of our investment process has been the lack of limitation on losses.  Our model as outlined in our prospectus updates once a month.  We are remaining with our investment approach, but we are adding some further parameters to limit the losses that any one investment might incur.

Our view is that 2009 will not be much better than 2008.  We expect the governmental policies designed to stimulate the markets will have a calming affect during the 2nd and even perhaps the 3rd quarter of 2009, but that the overall economic climate will not improve for several years.  While this makes investing difficult, it is much more in line with our momentum approach than other investment strategies.  Therefore, we are optimistic about our ability to provide you with positive returns in the future.

Respectfully,

Rodney Johnson

Co-Manager

HS Dent Investment Management, LLC

The portfolio’s performance does not reflect the charges and expenses of the insurance company separate accounts and if such expenses were included the returns would be lower.   Investors should consider the investment objectives, risks, cha r ges and expenses of the Dent Strategic Portfolio carefully before investing. The prospectus contains this and other information about the Portfolio and should be read carefully before investing. A prospectus for this portfolio can be obtained by calling 402-493-4603 ..

Dent Strategic Portfolio
PORTFOLIO REVIEW (Unaudited)
December 31, 2008

The Fund's performance figures* for the period ended December 31, 2008, as compared to its benchmark:

Performance since
Inception**
Dent Strategic Portfolio	-19.00%
S&P 500 Total Return	-34.79%

Comparison of the Change in Value of a $10,000 Investment

* The Performance data quoted is historical. Past performance is no guarantee of future results. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost.    The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or on the redemptions of Fund shares.

** Inception date is May 1, 2008.

Top Ten Holdings by Industry	% of Net Assets
Cash & Cash Equivalents	100.00%

Dent Strategic Portfolio
STATEMENT OF ASSETS AND LIABILITIES
December 31, 2008

ASSETS
Cash	6,949,734
Dividends and interest receivable	1,229
Due from advisor	13,071
Prepaid expenses and other assets	193
TOTAL ASSETS	6,964,227

LIABILITIES
Payable for fund shares redeemed	142
Fees payable to other affiliates	10,179
Distribution (12b-1) fees payable	3,026
Accrued expenses and other liabilities	18,648
TOTAL LIABILITIES	31,995
NET ASSETS	$ 6,932,232

Net Assets Consist Of:
Paid in capital [$0 par value, unlimited shares authorized]	$ 7,905,039
Accumulated net investment income	6,948
Accumulated net realized loss from security transactions	(979,755)
NET ASSETS	$ 6,932,232

Shares of beneficial interest outstanding	855,515

Net asset value, offering and redemption price per share	$ 8.10

See accompanying notes to financial statements.

Dent Strategic Portfolio
STATEMENT OF OPERATIONS
For the Period Ended December 31, 2008 (a)

INVESTMENT INCOME
Dividends	$ 39,748
Interest	12,863
TOTAL INVESTMENT INCOME	52,611

EXPENSES
Administrative services fees	42,211
Legal fees	32,853
Investment advisory fees	25,810
Accounting services fees	15,957
Distribution (12b-1) fees	15,182
Transfer agent fees	14,504
Audit fees	13,480
Compliance officer fees	12,780
Trustees' fees and expenses	6,101
Printing and postage expenses	5,502
Custodian fees	3,553
Insurance expense	127
Other expenses	452
TOTAL EXPENSES	188,512
Fees waived/expenses reimbursed by the Advisor	(142,849)
NET EXPENSES	45,663

NET INVESTMENT INCOME	6,948

REALIZED AND UNREALIZED LOSS ON INVESTMENTS
Net realized loss from security transactions	(979,755)

NET DECREASE IN NET ASSETS FROM OPERATIONS	$ (972,807)

(a) The Dent Strategic Portfolio commenced operations May 1, 2008.

See accompanying notes to financial statements.

Dent Strategic Portfolio
STATEMENT OF CHANGES IN NET ASSETS

For the Period
Ended
December 31,
2008 (a)
FROM OPERATIONS
Net investment income	$ 6,948
Net realized loss from security transactions	(979,755)
Net decrease in net assets resulting from operations	(972,807)

FROM SHARES OF BENEFICIAL INTEREST
Proceeds from shares sold	9,054,193
Payments for shares redeemed	(1,149,154)
Net increase in net assets from shares of beneficial interest	7,905,039

TOTAL INCREASE IN NET ASSETS	6,932,232

NET ASSETS
Beginning of Period	-
End of Period*	$ 6,932,232
* Includes accumulated net investment income of:	$ 6,948

SHARE ACTIVITY
Shares Sold	991,182
Shares Redeemed	(135,667)
Net increase in shares of beneficial interest outstanding	855,515

(a) The Dent Strategic Portfolio commenced operations May 1, 2008.

See accompanying notes to financial statements.

Dent Strategic Portfolio
FINANCIAL HIGHLIGHTS
Per Share Data and Ratios for a Share of Beneficial Interest Outstanding Throughout the Period

For the Period
Ended
December 31,
2008 (1)

Net asset value, beginning of period	$ 10.00

Activity from investment operations:
Net investment income (2)	0.01
Net realized and unrealized loss on investments	(1.91)
Total from investment operations	(1.90)

Net asset value, end of period	$ 8.10

Total return (3)	(19.00%)

Net assets, end of period (000s)	$ 6,932

Ratio of gross expenses to average net assets (4,5)	6.19%

Ratio of net expenses to average net assets (4,5)	1.50%

Ratio of net investment income to average net assets (4,5,6)	0.23%

Portfolio Turnover Rate (3)	471%

(1) The Dent Strategic Portfolio commenced operations on May 1, 2008.
(2)	Per share amounts calculated using the average shares method, which appropriately presents the per share data for the period.
(3) Not annualized.
(4) Annualized.
(5)	The ratios of expenses to average net assets and the net investment income do not include the expenses of other investment companies in which the Portfolio invests.
(6)	Recognition of net investment income by the Portfolio is affected by the timing of the declaration of dividends by the underlying investment companies in which the Portfolio invests.

See accompanying notes to financial statements.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS

December 31, 2008

1.

ORGANIZATION

The Dent Strategic Portfolio (the “Portfolio”) is a diversified series of shares of beneficial interest of Northern Lights Variable Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, on November 4, 2005 and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. The Portfolio is an investment vehicle for variable annuity contracts and qualified pension and retirement plans and certain unregistered separate accounts.  The principal investment strategy of the Portfolio is long term growth of capital, by identifying through proprietary economic and demographic analysis, the overall trend of the U.S. and global economies, and then implementing investment strategies in asset classes that the Advisor believes will benefit from these trends.  The Portfolio commenced operations on May 1, 2008.

2.

SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Portfolio in preparation of its financial statements.  These policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Securities valuation – Securities listed on an exchange are valued at the last reported sale price at the close of the regular trading session of the exchange on the business day as of which such value is being determined, or if no sales prices are reported, based on quotes obtained from a quotation reporting system, established market makers, or pricing services.  Securities listed on NASDAQ are valued at the NASDAQ Official Closing Price (“NOCP”). If the NOCP is not available, such securities shall be valued at the last sale price on the day of valuation, or if there has been no sale on such day, at the mean between the bid and asked prices.  In unusual circumstances, instead of valuing securities in the usual manner, the Portfolio may value securities at fair value or estimate their value as determined in good faith by the Board of Trustees (the “Board”) or their designees, pursuant to procedures approved by the Board with reference to other securities or indices. Fair valuation may also be used by the Board if extraordinary events occur after the close of the relevant market but prior to the NYSE close. Short-term debt obligations having 60 days or less remaining until maturity, at time of purchase, are valued at amortized cost. Investments in open-end investment companies are valued at net asset value.

Valuation of Fund of Funds - The Portfolio may invest in portfolios of open-end or closed-end investment companies (the “underlying funds”).  Underlying funds are valued at their respective net asset values as reported by such investment companies.  The underlying funds value securities in their portfolios for which market quotations are readily available at their market values (generally the last reported sale price) and all other securities and assets at their fair value based on the methods established by the board of directors of the underlying funds.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

The shares of many closed-end investment companies, after their initial public offering, frequently trade at a price per share, which is different than the net asset value per share.  The difference represents a market premium or market discount of such shares. There can be no assurances that the market discount or market premium on shares of any closed-end investment company purchased by the Portfolio will not change.

The Portfolio adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 157, Fair Value Measurements ("FAS 157"), effective May 1, 2008. In accordance with FAS 157, fair value is defined as the price that the Portfolio would receive upon selling an investment in a timely transaction to an independent buyer in the principal or most advantageous market of the investment. FAS 157 establishes a three-tier hierarchy to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes.  Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including such a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

Fair Value Measurement:

These inputs are summarized in the three broad levels listed below.

Level 1 - quoted prices in active markets for identical securities.

Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.)

Level 3 – significant unobservable inputs (including the Portfolio’s own assumptions in determining the fair value of investments.)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

The following is a summary of the inputs used as of December 31, 2008 in valuing the Portfolio’s investments carried at fair value:

Valuation Inputs	Investment in Securities ($)	Other Financial Instruments *
Level 1 - Quoted Prices	-	-
Level 2 - Other Significant Observable Inputs	-	-
Level 3 - Significant Unobservable Inputs		-
Total	-
* Other financial instruments include futures, forwards and swap contracts.

Security transactions and related income – Security transactions are accounted for on trade date. Interest income is recognized on an accrual basis.  Discounts are accreted and premiums are amortized on securities purchased over the lives of the respective securities. Dividend income is recorded on the ex-dividend date. Realized gains or losses from sales of securities are determined by comparing the identified cost of the security lot sold with the net sales proceeds.

Dividends and distributions to shareholders – Dividends from net investment income, if any, are declared and paid annually. Distributable net realized capital gains, if any, are declared and distributed annually. Dividends from net investment income and distributions from net realized gains are determined in accordance with federal income tax regulations, which may differ from GAAP. These “book/tax” differences are considered either temporary (i.e., deferred losses, capital loss carryforwards) or permanent in nature. To the extent these differences are permanent in nature, such amounts are reclassified within the composition of net assets based on their federal tax-basis treatment; temporary differences do not require reclassification.

Concentration of credit risk: The Fund from time to time may be in a defensive position and may not be invested in the market.  During these times the Fund may hold a cash position that is greater than the Federal Deposit Insurance Corporations (“FDIC”) insurance limits.  The current limit per depositor is $250,000 and is in effect until December 31, 2008.  Failure of the Funds custodian when the Fund is in a cash position could prevent the Fund from investing the cash balance in the markets and meeting its investment objective.

Federal income tax – It is the Portfolio’s policy to continue to qualify as a regulated investment company by complying with the provisions of the Internal Revenue Code that are applicable to regulated investment companies and to distribute substantially all of its taxable income and net realized gains to shareholders. Therefore, no federal income tax provision is required.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

On July 13, 2006, FASB released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes’ (“FIN 48”).  FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements.  FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Portfolio’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority.  Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year.  The adoption of FIN 48 had no impact on the financial statements of the Portfolio.

Use of Estimates – The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increase and decreases in net assets from operations during the period. Actual results could differ from those estimates.

Indemnification – The Trust indemnifies its officers and trustees for certain liabilities that may arise from the performance of their duties to the Trust.  Additionally, in the normal course of business, the Portfolio enters into contracts that contain a variety of representations and warranties and which provide general indemnities.  The Portfolio’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Portfolio that have not yet occurred.  However, based on experience, the Portfolio expects the risk of loss due to these warranties and indemnities to be remote.

3.

INVESTMENT TRANSACTIONS

For the period ended December 31, 2008, cost of purchases and proceeds from sales of portfolio securities, other than short-term investments amounted to $13,863,694 and $12,883,939, respectively.

4.

INVESTMENT ADVISORY AGREEMENT / TRANSACTIONS WITH AFFILIATES

The business activities of the Portfolio are supervised under the direction of the Board, which is responsible for the overall management of the Portfolio. HS Dent Investment Management, LLC serves as the Portfolio’s Investment Advisor (the “Advisor”). The Portfolio has employed Gemini Fund Services, LLC (“GFS”) to provide administration, fund accounting, and transfer agent services. A Trustee and certain officers of the Portfolio are also officers of GFS, and are not paid any fees directly by the Portfolio for serving in such capacities.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

Pursuant to an Advisory Agreement with the Portfolio, the Advisor, under the supervision of the Board, oversees the daily operations of the Portfolio and supervises the performance of Administrative and professional services provided by others.  As compensation for its services and the related expenses borne by the Advisor, the Portfolio pays the Advisor a management fee, computed and accrued daily and paid monthly, at an annual rate of 0.85% of the Portfolio’s average daily net assets.

Pursuant to a written contract (the “Waiver Agreement”), the Advisor has agreed, at least until April 30, 2009, to waive a portion of its advisory fee and has agreed to reimburse the Portfolio for other expenses to the extent necessary so that the total expenses incurred by the Portfolio (excluding front-end or contingent deferred sales loads, taxes, leverage interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividend expense on securities sold short, expenses of investing in underlying funds or extraordinary expenses such as litigation, not incurred in the ordinary course of the Portfolio’s business) do not exceed 1.50% per annum of the Portfolio’s average daily net assets.  During the period ended December 31, 2008 the Advisor waived/reimbursed fees totaling $142,849.

If the Advisor waives any fee or reimburses any expense pursuant to the Waiver Agreement, and the Portfolio's Operating Expenses are subsequently less than 1.50% of average daily net assets, the Advisor shall be entitled to reimbursement by the Portfolio for such waived fees or reimbursed expenses provided that such reimbursement does not cause the Portfolio's expenses to exceed 1.50% of average daily net assets. If Portfolio Operating Expenses subsequently exceed 1.50% per annum of the Portfolio's average daily net assets, the reimbursements shall be suspended. The Advisor may seek reimbursement only for expenses waived or paid by it during the three fiscal years prior to such reimbursement; provided, however, that such expenses may only be reimbursed to the extent they were waived or paid after the date of the Waiver Agreement (or any similar agreement) and further provided that such recoupment can be achieved within the foregoing expense limits. As of December 31, 2008, the Advisor has $142,849 of waived expenses that may be recovered no later than December 31, 2011.

The Board has adopted a Distribution Plan and Agreement (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act.  The Plan provides that a monthly service and/or distribution fee at an annual rate of up to 0.50% which is calculated by the Portfolio on its average daily net assets. Currently, the Board has authorized the Portfolio to pay 12b-1 fees at an annual rate of up to 0.50% which is paid to Security Benefit Life Insurance Co. (the “Distributor”) for sales and promotion activities and services under the plan, and to provide compensation for ongoing shareholder servicing and distribution-related activities.

The Distributor acts as the Portfolio’s principal underwriter in a continuous public offering of the Portfolio’s shares.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

The Portfolio pays each Trustee who is not affiliated with the Trust or Advisor a pro rata share of the total fee of $2,500 per quarter as well as reimbursement for any reasonable expenses incurred when attending meetings. The “interested persons” who serve as Trustees of the Trust receive no compensation for their services as Trustees.  None of the executive officers receive compensation from the Trust.

Pursuant to separate servicing agreements, GFS is compensated for providing administration, fund accounting, and transfer agency services to the Portfolio as follows:

Administration.  The Portfolio pays GFS an asset-based fee in decreasing amounts as Portfolio assets reach certain breakpoints. The Portfolio is subject to a minimum annual fee. The Portfolio also pays GFS for any out-of-pocket expenses.   Fees are billed monthly as follows:

The greater of:

A minimum annual fee of $40,000 or

-

10 basis points or 0.10% per annum on the first $100 million in net assets

-

8 basis points or 0.08% per annum on the next $150 million in net assets

-

6 basis points or 0.06% per annum on net assets greater than $250 million

Fund Accounting.  Total charges for Fund Accounting services include asset-based fees and out-of-pocket expenses. Fees are calculated based upon the average net assets of the Portfolio for the previous month. The Portfolio pays GFS a base annual fee of $24,000 plus a basis point fee in decreasing amounts as Portfolio assets reach certain breakpoints, as follows:

-

2 basis points or 0.02% on net assets of $25 million to $100 million

-

1 basis point or 0.01% on net assets greater than $100 million

Transfer Agency.  For the services rendered by GFS in its capacity as transfer agent, the Portfolio pays GFS transfer agent fees, out-of-pocket expenses, activity charges, and special report charges.   The fees are billed monthly as follows:

-

The greater of the annual minimum or per account charges.  The annual minimum is $15,000 and the per account charge is $14.00 for open accounts and $2.00 for closed accounts.

Dent Strategic Portfolio

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2008

In addition, certain affiliates of GFS provide ancillary services to the Portfolio as follows:

Northern Lights Compliance Services, LLC (“NLCS”), an affiliate of GFS, provides a Chief Compliance Officer to the Trust, as well as related compliance services, pursuant to a consulting agreement between NLCS and the Trust. Under the terms of such agreement, NLCS receives from the Portfolio an annual fee, payable quarterly, and is reimbursed for out-of-pocket expenses.  For the period ended December 31, 2008, the Portfolio incurred expenses of $12,780 for compliance services pursuant to the Trust’s Agreement with NLCS.

GemCom, LLC (“GemCom”), an affiliate of GFS, provides EDGAR conversion and filing services as well as print management services for the Portfolio on an ad-hoc basis.  For EDGAR services, GemCom charges a per-page conversion fee and a flat filing fee.   For the period ended December 31, 2008, GemCom collected amounts totaling $4,007 for EDGAR and printing services performed.

6. CONTROL OWNERSHIP

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of a Portfolio creates presumption of the control of the Portfolio, under section 2(a) 9 of the Act.  As of December 31, 2008, Security Benefit Life Insurance Company held 100% of the voting securities of the Dent Strategic Portfolio.  The Trust has no knowledge as to whether all or any portion of the shares owned of record by Security Benefit Life Insurance Company are also owned beneficially.

7. DISTRIBUTIONS TO SHAREHOLDERS AND TAX COMPONENTS OF CAPITAL

As of December 31, 2008, the components of accumulated earnings/(deficit) on a tax basis were as follows:

Capital losses incurred after October 31 within the Portfolio’s fiscal year are deemed to arise on the first business day of the following fiscal year for tax purposes. The Portfolio incurred and elected to defer $114,586 of such capital losses.

At December 31, 2008, the Portfolio has available for federal income tax purposes an unused capital loss carryforward of $865,169.  This carryforward may be used to offset any future capital gains the Portfolio may have and is set to expire on December 31, 2016.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Dent Strategic Portfolio and

Board of Trustees of Northern Lights Variable Trust

We have audited the accompanying statement of assets and liabilities of Dent Strategic Portfolio, a series of shares of beneficial interest of Northern Lights Variable Trust, as of December 31, 2008, and the related statements of operations and changes in net assets and the financial highlights for the period May 1, 2008 (commencement of operations) through December 31, 2008.  These financial statements and financial highlights are the responsibility of the Fund’s management.  Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  Our procedures included confirmation of cash as of December 31, 2008 by correspondence with the custodian.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Dent Strategic Portfolio as of December 31, 2008, the results of its operations, the changes in its net assets and its financial highlights for the period May 1, 2008 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

February 13, 2009

 Dent Strategic Portfolio

EXPENSE EXAMPLES

December 31, 2008 (Unaudited)

As a shareholder of the Dent Strategic Portfolio, you incur ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Portfolio expenses.  This example is intended to help you understand your ongoing costs (in dollars) of investing in the Dent Strategic Portfolio and to compare these costs with the ongoing costs of investing in other mutual funds.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the period from July 1, 2008 through December 31, 2008.

Actual Expenses

The “Actual Expenses” line in the table below provides information about actual account values and actual expenses.  You may use the information below together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the table under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes

The “Hypothetical” line in the table below provides information about hypothetical account values and hypothetical expenses based on the Dent Strategic Portfolio’s actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Portfolio’s actual return.  The hypothetical account values and expenses may not be used to estimate the actual ending account balances or expenses you paid for the period. You may use this information to compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), or redemption fees charged by your insurance contract or separate account.  Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.  In addition, if these transactional costs were included, your costs would have been higher.

	Beginning Account Value 7/1/08	Ending Account Value 12/31/08	Expenses Paid During Period 7/1/08 – 12/31/08 *
Actual	$1,000.00	$830.80	$6.88
Hypothetical (5% return before expenses)	$1,000.00	$1,017.62	$7.59

*Expenses are equal to the Portfolio’s annualized expense ratio of 1.50%, multiplied by the average account value over the period, multiplied by the number of days in the period (184) divided by the number of days in the fiscal year (366).

Dent Strategic Portfolio

SUPPLEMENTAL INFORMATION

December 31, 2008 (Unaudited)

This chart provides information about the Trustees and Officers who oversee the Portfolio.  Officers elected by the Trustees manage the day-to-day operations of the Portfolio and execute policies formulated by the Trustees.  The term of office of each Trustee listed below will continue indefinitely. Unless otherwise noted, the address of each Trustee and Officer is 4020 South 147th Street, Suite 2, Omaha, Nebraska 68137.

Independent Trustees
Name (Age) Address Position held with the Fund Principal Occupations and Other Directorships During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee
L. Merill Bryan**(64) Trustee since 2006 Retired. Formerly, Senior Vice President and Chief Information Officer of Union Pacific Corporation (a railroad company) Other Directorships: AdvisorOne Funds (5 portfolios)	40

Anthony J. Hertl (58)

Trustee since 2006

Consultant to small and emerging businesses since 2000; Retired in 2000 as Vice President of Finance and Administration of Marymount College, Tarrytown, New York where he served in this capacity for four years. Prior thereto, he spent thirteen years at Prudential Securities in various management capacities including Chief Financial Officer – Specialty Finance Group, Director of Global Taxation and Capital Markets Controller.  Mr. Hertl is also a Certified Public Accountant.

Other Directorships: AdvisorOne Funds (5 portfolios); Satuit Capital Management Trust; The Z-Seven Fund, Inc. and Greenwich Advisors Trust

40
Gary W. Lanzen (54) Trustee since 2006 Chief Investment Officer since 2006, formerly President, Orizon Investment Counsel, LLC; Partner, Orizon Group, Inc. (a financial services company) Other Directorships: AdvisorOne Funds (5 portfolios)	40
Mark H. Taylor (44) Trustee since 2007 Professor (John P. Begley Endowed Chair in Accounting, Creighton University since 2002) Other Directorships: Lifetime Achievement Mutual Fund (Director and Audit Committee Chairman)	40
Interested Trustees and Officers
Michael Miola*** (56) Trustee since 2006 Chief Executive Officer and Manager of Gemini Fund Services, LLC; Co-Owner and Co-Managing Member of NorthStar Financial Services Group, LLC; Manager of Orion Advisor Services, LLC, CLS Investment Firm, LLC, GemCom, LLC, Northern Lights Distributors, LLC and Northern Lights Compliance Services, LLC. Other Directorships: AdvisorOne Funds (5 portfolios); Constellation Trust Co.	40

Dent Strategic Portfolio

SUPPLEMENTAL INFORMATION (Continued)

December 31, 2008 (Unaudited)

Interested Trustees and Officers (Continued)
Name (Age) Address Position held with the Fund Principal Occupations and Other Directorships During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee

Andrew Rogers (39)

450 Wireless Blvd.; Hauppauge, NY  11788

President since June 2006

President and Manager, Gemini Fund Services, LLC (since March 2006); formerly Senior Vice President and Director of Administration (2001- 2005); Formerly Manager, Northern Lights  Compliance Services, LLC (2006-2008); Manager (since March 2006) and President (since 2004), GemCom LLC

Other Directorships: N/A

N/A

Emile R. Molineaux (46)

450 Wireless Blvd.; Hauppauge, NY  11788

Secretary since 2006

General Counsel, CCO and Senior Vice President, Gemini Fund Services, LLC; Secretary and  CCO, Northern Lights Compliance Services, LLC  (2003 – Present); In-house Counsel, The Dreyfus Funds (1999 – 2003)

Other Directorships: N/A

N/A

Kevin E. Wolf (39)

450 Wireless Blvd.; Hauppauge, NY  11788

Treasurer since June 2006

Director of Fund Administration, Gemini Fund Services, LLC (2006 – Present); Vice President, Fund Administration, Gemini Fund Services, LLC (2004 - 2006); Vice-President, GemCom, LLC (2004 - Present); Senior Fund Administrator, Gemini Fund Services, LLC (2001-2004)

Other Directorships: N/A

N/A

Lynn Bowley (50)

Chief Compliance Officer since June 2007

Compliance Officer of Northern Lights Compliance Services, LLC (2007-Present); Vice President of Investment Support Services for Mutual of Omaha Companies (2002-2006)

Other Directorships: N/A

N/A

* The term “Fund Complex” refers to the Northern Lights Fund Trust and the Northern Lights Variable Trust.

**From December 2006 through April 2007, L. Merill Bryan, a non-interested trustee of the Trust, invested $143,080 in a limited liability company ("LLC"). This investment is required to be disclosed because one of the other members of the LLC is under common control with the Fund’s distributor.  As of May 2007, Mr. Bryan is no longer a member of the LLC.

*** Michael Miola is an “interested person” of the Trust as that term is defined under the 1940 Act, because of his affiliation with Gemini Fund Services, LLC, (the Trust’s Administrator, Fund Accountant, Transfer Agent) and Northern Lights Distributors, LLC (the Fund’s Distributor).

The Portfolio’s Statement of Additional Information includes additional information about the Trustees and is available free of charge, upon request, by calling toll-free at 1-402-493-4603.

PROXY VOTING POLICY

Information regarding how the Portfolio voted proxies relating to portfolio securities for the most recent twelve month period ended June 30 as well as a description of the policies and procedures that the Fund uses to determine how to vote proxies is available without charge, upon request, by calling 402-493-4603 or by referring to the Security and Exchange Commission’s (“SEC”) website at http://www.sec.gov.

PORTFOLIO HOLDINGS

The Portfolio files its complete schedule of portfolio holdings with the SEC for the first and third quarters of each fiscal year on Form N-Q. Form N-Q is available on the SEC’s website at http://www.sec.gov and may be reviewed and copied at the SEC’s Public Reference Room in Washington, DC (1-800-SEC-0330). The information on Form N-Q is available without charge, upon request, by calling 402-493-4603.

INVESTMENT ADVISOR

HS Dent Investment Management LLC

15310 Amberly Drive, Suite 165

Tampa, FL 33647

ADMINISTRATOR

Gemini Fund Services, LLC

450 Wireless Blvd.

Hauppauge, NY 11788

LEGAL COUNSEL

Thompson Hine, LLP

312 Walnut Street, 14th Floor

Cincinnati, OH 45202

Item 2. Code of Ethics.    (a)

As of the end of the period covered by this report, the registrant has adopted a code of ethics that applies to the registrant's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these individuals are employed by the registrant or a third party.

(b)

For purposes of this item, “code of ethics” means written standards that are reasonably designed to deter wrongdoing and to promote:

(1)

Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)

Full, fair, accurate, timely, and understandable disclosure in reports and documents that a registrant files with, or submits to, the Commission and in other public communications made by the registrant;

(3)

Compliance with applicable governmental laws, rules, and regulations;

(4)

The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

(5)

Accountability for adherence to the code.

(c)

Amendments:  During the period covered by the report, there have not been any amendments to the provisions of the code of ethics.

(d)

Waivers:  During the period covered by the report, the registrant has not granted any express or implicit waivers from the provisions of the code of ethics.

(e)         The Code of Ethics is not posted on Registrant’ website.

(f)          A copy of the Code of Ethics is attached as an exhibit.

Item 3. Audit Committee Financial Expert.   Not applicable for semi-annual reports.

(a)

The board of directors of the fund has determined that Mark Taylor and Tony Hertl are independent audit committee financial experts.

Item 4. Principal Accountant Fees and Services.

(a)

Audit Fees

FYE 2008 - $11,500

(b)

Audit-Related Fees

FYE 2008 - None

(c)

Tax Fees

FYE 2008 - $2,000

Preparation of Federal & State income tax returns, assistance with calculation of required income, capital gain and excise distributions and preparation of Federal excise tax returns.

(d)

All Other Fees

FYE 2008 - None

 (e)

(1)

Audit Committee’s Pre-Approval Policies

The registrant’s Audit Committee is required to pre-approve all audit services and, when appropriate, any non-audit services (including audit-related, tax and all other services) to the registrant.  The registrant’s Audit Committee also is required to pre-approve, when appropriate, any non-audit services (including audit-related, tax and all other services) to its adviser, or any entity controlling, controlled by or under common control with the adviser that provides ongoing services to the registrant, to the extent that the services may be determined to have an impact on the operations or financial reporting of the registrant.  Services are reviewed on an engagement by engagement basis by the Audit Committee.

(2)

Percentages of Services Approved by the Audit Committee

2008

Audit-Related Fees:

0.00%

Tax Fees:

0.00%

All Other Fees:

0.00%

(f)

During the audit of registrant's financial statements for the most recent fiscal year, less than 50 percent of the hours expended on the principal accountant's engagement were attributed to work performed by persons other than the principal accountant's full-time, permanent employees.

(g)

The aggregate non-audit fees billed by the registrant's accountant for services rendered to the registrant, and rendered to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the adviser that provides ongoing services to the registrant:

2008 - $2,000

(h)

The registrant's audit committee has considered whether the provision of non-audit services to the registrant's investment adviser (not including any sub-adviser whose role is primarily portfolio management and is subcontracted with or overseen by another investment adviser), and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the registrant, that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X, is compatible with maintaining the principal accountant's independence.

Item 5. Audit Committee of Listed Companies.  Not applicable to open-end investment companies.

Item 6.  Schedule of Investments.   See Item 1.

Item 7. Disclosure of Proxy Voting Policies and Procedures for Closed-End Funds.  Not applicable to open-end investment companies.

Item 8. Portfolio Managers of Closed-End Management Investment Companies.   Not applicable to open-end investment companies.

Item 9. Purchases of Equity Securities by Closed-End Management Investment Company and Affiliated Purchasers.   Not applicable to open-end investment companies.

Item 10.   Submission of Matters to a Vote of Security Holders.   None.

Item 11.  Controls and Procedures.

(a)

Based on an evaluation of the registrant’s disclosure controls and procedures as of December 31, 2008, the disclosure controls and procedures are reasonably designed to ensure that the information required in filings on Forms N-CSR is recorded, processed, summarized, and reported on a timely basis.

(b)

There were no significant changes in the registrant’s internal control over financial reporting that occurred during the registrant’s last fiscal half-year that have materially affected, or are reasonably likely to materially affect, the registrant’s internal control over financial reporting.

Item 12.  Exhibits.

(a)(1)   Code of Ethics filed herewith.

(a)(2)   Certification(s) required by Section 302 of the Sarbanes-Oxley Act of 2002 (and Item 11(a)(2) of Form N-CSR) are filed herewith.

(a)(3)   Not applicable.

(b)   Certification(s) required by Section 906 of the Sarbanes-Oxley Act of 2002 (and Item 11(b) of Form N-CSR) are filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)

Northern Lights Variable Fund Trust

By (Signature and Title)

/s/ Andrew B. Rogers

Andrew B. Rogers, President

Date

3/11/09

Pursuant to the requirements of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By (Signature and Title)

/s/ Andrew Rogers

Andrew B. Rogers, President

Date

3/11/09

By (Signature and Title)

/s/ Kevin E. Wolf

Kevin E. Wolf, Treasurer

Date

3/11/09